UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 6, 2020

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices) (Zip Code)

(510) 906-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLSE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director; Appointment of Member to Audit Committee and Compensation Committee

On August 6, 2020, the Board of Directors (the “Board”) of Pulse Biosciences, Inc. (the “Company”) increased the size of the Board by one and elected Richard van den Broek to fill the resulting vacancy on the Board, effective immediately. Mr. van den Broek will serve until his term expires at the annual meeting of stockholders to be held in 2021 and until his successor is elected and qualified or until his earlier death, resignation or removal. In addition, the Board appointed Mr. van den Broek to serve on the Audit Committee and the Compensation Committee of the Company. In  the case of the Audit Committee, Mr. van den Broek will serve in place of Mitchell Levinson.

Mr. van den Broek,  54, currently serves as managing partner of HSMR Advisors, LLC, a position he has held since February 2004, and as a director of PhaseBio Pharmaceuticals, Inc. since February 2019. He previously served on the boards of directors of Pharmacyclics, Inc. from December 2009 to April 2015, Response Genetics, Inc. from December 2010 to September 2015, Special Diversified Opportunities, Inc. from March 2008 to October 2015 and Celldex Therapeutics, Inc. from December 2014 to December 2016. Mr. van den Broek received an A.B. from Harvard University and is a Chartered Financial Analyst. Mr. van den Broek has extensive experience in the biotechnology sector and deep understanding of the global pharmaceutical market.

In accordance with the Company’s outside director compensation policy, Mr. van den Broek will receive: (i) an annual retainer of $40,000 for his service on the Board; (ii) an annual retainer of $10,000 for his service on the Audit Committee; and (iii) an annual retainer of $6,500 for his service on the Compensation Committee. In addition, the Company shall reimburse him for all reasonable out-of-pocket expenses incurred in the performance of his duties as a director. He may elect to convert all or a portion of his cash  payments into a number of options (a  “Retainer Option,” and such election, a “Retainer Option Election”). The number of shares subject to a Retainer Option will be equal to (i) the product of (A) the dollar value of the aggregate cash-based retainer payments that he elects to forego over the course of a specified period covered by a Retainer Option Election in favor of receiving a Retainer Option multiplied by (B) three, divided by (ii) the fair market value of a share on the date of grant of the Retainer Option, provided that the number of shares covered by such Retainer Option shall be rounded to the nearest whole share.

In addition, Mr. van den Broek shall receive an initial stock option grant to purchase 32,500 shares of the Company’s common stock under the terms of the Company’s equity compensation plan, which will vest over three years, with one-third of the shares subject to the option vesting on the one year anniversary of the date of grant, and the remaining shares vesting monthly over the following two years, provided he continue to serve as a director through each vesting date. He shall also be eligible to automatically receive an annual stock option grant to purchase 20,000 shares of the Company’s common stock on the date of the annual meeting beginning on the date of the first annual meeting that is held after he received his initial award, provided that he continues to serve as a director through such date, which annual award will vest monthly over one year, provided such non-employee director continues to serve as a director through each vesting date.

Mr. van den Broek will be executing the Company’s standard form of indemnification agreement.

There are no family relationships between Mr. van den Broek and any director or executive officer of the Company and Mr. van den Broek was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. van den Broek has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 7.01Regulation FD Disclosure.

On August 6, 2020, the Company issued a press release announcing the appointment of Mr. van den Broek to the Board. A copy of the press release is included as Exhibit 99.1 hereto. This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Pulse Biosciences, Inc. dated August 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Biosciences, Inc.

By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner Chief Financial Officer, Executive Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial and Accounting Officer)

Date: August 6, 2020